EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2011 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date: May 16, 2011	By:	/s/ Richard J. DeVries

Richard J. DeVries
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 16, 2011	And:	/s/ Rebecca S. Crabill

Rebecca S. Crabill
Senior Vice President, Chief Financial Officer

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